                                                                  EXHIBIT 4.(B)


                               PHARMA PATCH PLC

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          (EXPRESSED IN U.S. DOLLARS)

                                           Pharma                  Vista                                           Pro forma
                                         Patch Plc           Technologies, Inc.                                 totals for the
                                       for the twelve           for the twelve                                   twelve month
                                     month period ended      month period ended                                  period ended
                                     February 28, 1995         March 31, 1995            ADJUSTMENTS           February 28, 1995
                                           $                        $                       $                        $
                                    ---------------------------------------------------------------------------------------------
 REVENUE                                          -               1,073,941                    -                  1,073,941

 EXPENSES
   General & Administrative               1,141,301               1,732,486                    -                  2,875,787
   Depreciation and amortization                  -                 260,870              384,262(d)                 645,132
   Interest expense (income)                (42,800)                  9,871                    -                    (32,929)
   Write-off of Cangene
     Acquisition Costs                      514,791                                                                 514,791
   Loss on disposal of
     Cangene Investment                     478,052                                                                 478,052
   Other                                    (52,253)                (75,758)                   -                   (128,011)

 Loss from continuing operations
  before minority interest               (2,039,091)               (853,528)            (384,262)                (3,278,881)

 Minority Interest                                -                 193,842              255,264(e)                 449,106
- ---------------------------------------------------------------------------------------------------------------------------------
 Loss from continuing operations         (2,039,091)               (659,686)            (128,998)                 2,829,775
- ---------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations
  per ordinary share                           (.38)                                                                   (.29)
=================================================================================================================================
Weighted average number of
  ordinary shares outstanding             5,368,298                                    4,500,000(c)               9,868,298
=================================================================================================================================


See accompanying notes.